UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2007
LAND O’LAKES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4001 Lexington Avenue North
Arden Hills, Minnesota		55126

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS
     In an earlier announcement, Land O’Lakes, Inc. (the “Company”) indicated that it had received approximately $213 million in net proceeds (the “Net Proceeds”) related to the sale of substantially all the assets of the Company’s Cheese & Protein International facility. The Company also announced that the indentures governing its 8.75% senior notes due 2011 and its 9% senior secured notes due 2010 (together, the “Notes”) required the Company to initiate a par offer for the Notes for up to the full amount of the Net Proceeds. The par offer expired on May 4, 2007. A total of $2.710 million of the Company’s 8.75% senior notes were tendered. None of the 9% senior secured notes were tendered. The trustee under the indentures returned the remaining amount of the Net Proceeds to the Company upon expiration of the par offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: May 4, 2007	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer